UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2010 (October 1, 2010)

ITC^DELTACOM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23253	58-2301135
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7037 Old Madison Pike, Huntsville, Alabama 35806

(Address of principal executive offices) (Zip Code)

(256) 382-5900

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 1, 2010, ITC^DeltaCom, Inc., a Delaware corporation (“ITC^DeltaCom”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with EarthLink, Inc., a Delaware corporation (“EarthLink”), and Egypt Merger Corp., a Delaware corporation and wholly-owned subsidiary of EarthLink, pursuant to which EarthLink agreed to acquire ITC^DeltaCom in an all-cash transaction for $3.00 per share.

The Merger Agreement provides for EarthLink’s acquisition of ITC^DeltaCom by means of a merger (the “Merger”) of Egypt Merger Corp. with and into ITC^DeltaCom, with ITC^DeltaCom surviving as a wholly-owned subsidiary of EarthLink. The Merger Agreement contains customary representations, warranties, covenants and conditions.

ITC^DeltaCom has outstanding $325 million aggregate principal amount of 10.5% senior secured notes due 2016 (the “Notes”). Under the related indenture, following the consummation of the Merger, ITC^DeltaCom will be required to offer to repurchase any or all of the Notes at 101% of their principal amount. To the extent the Notes are not repurchased or repaid, the Notes would remain outstanding as obligations of ITC^DeltaCom and its subsidiaries following the Merger.

The Merger, which the boards of directors of both companies have unanimously approved, will be completed upon the satisfaction of several closing conditions, including receipt of required regulatory approvals from the U.S. Federal Communications Commission and certain public utilities commissions and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Each party’s obligation to consummate the Merger is subject to certain other conditions, including, among others, the accuracy of the other party’s representations and warranties and the other party’s compliance, in all material respects, with its covenants and agreements contained in the Merger Agreement. In addition, EarthLink’s obligation to consummate the Merger is also conditioned on the absence of a material adverse effect related to ITC^DeltaCom. Subject to the fulfillment of these closing conditions, the transaction is expected to close in the fourth quarter of 2010 or the first quarter of 2011. The Merger is not subject to any financing condition.

The Merger Agreement contains certain termination rights for EarthLink. Upon termination of the Merger Agreement, under specified circumstances, ITC^DeltaCom may be required to pay EarthLink a termination fee equal to $8.25 million and reimbursement of EarthLink’s expenses up to $2.5 million.

EarthLink also entered into a Written Consent and Voting Agreement, dated October 1, 2010 (the “Written Consent and Voting Agreement”), with certain affiliates of Welsh, Carson, Anderson & Stowe and Tennenbaum Capital Partners, LLC (collectively, the “Principal Stockholders”), who in the aggregate own approximately 62% of ITC^DeltaCom’s outstanding shares of common stock. Pursuant to the Written Consent and Voting Agreement, the Principal Stockholders executed and delivered an irrevocable written consent (subject to certain conditions) adopting the Merger Agreement shortly after the Merger Agreement was executed. As a result, no further stockholder action will be required to adopt the Merger Agreement or approve the Merger. ITC^DeltaCom will file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders, as promptly as practicable, an information statement describing the Merger Agreement and the Merger.

The Merger Agreement generally prohibits ITC^DeltaCom from soliciting or encouraging proposals for alternative transactions to acquire ITC^DeltaCom. However, notwithstanding the foregoing, ITC^DeltaCom may, subject to the terms and conditions set forth in the Merger Agreement, provide information to a third party that makes an unsolicited acquisition proposal during the 15-day period after the date of the Merger Agreement and may engage in discussions and negotiations with such third-party until the expiration of 30 days after the date of the Merger Agreement. Under certain circumstances, including payment of a termination fee equal to $8.25 million and reimbursement of EarthLink’s expenses up to $2.5 million, ITC^DeltaCom is permitted to terminate the Merger Agreement to enter into a definitive agreement with a third party. The Written Consent and Voting Agreement terminates, and the Principal Stockholders’ written consent will be automatically revoked, upon the earlier of (i) the effectiveness of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the making of an amendment or waiver of the Merger Agreement adverse to the Principal Stockholders that is effected without their written consent.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The description of the Merger Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement set forth on Exhibit 2.1. The representations and warranties of the parties in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement, and were not intended to be and should not be relied upon by stockholders of EarthLink or ITC^DeltaCom; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not necessarily reflected in such agreement; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments.

The foregoing description of the Written Consent and Voting Agreement is not complete and is qualified in its entirety by reference to the full text of the Written Consent and Voting Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

A copy of the related joint press release issued by EarthLink and ITC^DeltaCom on October 1, 2010 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information

This communication is being made in respect of the proposed Merger involving ITC^DeltaCom and EarthLink. In connection with the proposed Merger, ITC^DeltaCom will prepare the information statement for its stockholders describing the proposed Merger. ITC^DeltaCom and EarthLink will be filing other documents with the SEC as well. Investors are urged to read the information statement regarding the proposed Merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed Merger. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov. You may also obtain these documents, free of charge, from EarthLink’s website, http://www.earthlink.net, under the tab “About Us”, then under the tab “Investor Relations” and then under the tab “SEC Filings”. You may also obtain these documents, free of charge, from ITC^DeltaCom’s website, http://www.deltacom.com, under the heading “Investors” and then under the tab “ITC^DeltaCom SEC Filings”.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 1, 2010, by and among EarthLink, Inc., Egypt Merger Corp. and ITC^DeltaCom, Inc.

10.1	Written Consent and Voting Agreement, dated as of October 1, 2010.

99.1	Joint press release issued by EarthLink, Inc. and ITC^DeltaCom, dated as of October 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 1, 2010

ITC^DELTACOM, INC.

By:	/S/ J. THOMAS MULLIS
J. Thomas Mullis
Senior Vice President -
Legal and Regulatory
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 1, 2010, by and among EarthLink, Inc., Egypt Merger Corp. and ITC^DeltaCom, Inc.

10.1	Written Consent and Voting Agreement, dated as of October 1, 2010.

99.1	Joint press release issued by EarthLink, Inc. and ITC^DeltaCom, dated as of October 1, 2010.